Exhibit 32.2
SECTION 1350 CERTIFICATION
     I, John A. Bryant, Executive Vice President and Chief Financial Officer, Kellogg Company, and President, Kellogg North America, hereby certify, on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
(1)	the Annual Report on Form 10-K of Kellogg Company for the period ended December 29, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kellogg Company.

/s/ John A. Bryant
Name:	John A. Bryant
Title:	Executive Vice President, Chief Financial Officer, Kellogg Company and President, Kellogg North America

A signed copy of this original statement required by Section 906 has been provided to Kellogg Company and will be retained by Kellogg Company and furnished to the Securities and Exchange Commission or its staff on request.
Date: February 25, 2008